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                                                                      EXHIBIT 21

         THE WENDT-BRISTOL HEALTH SERVICES CORPORATION AND SUBSIDIARIES

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                         SUBSIDIARIES OF THE REGISTRANT

                                             STATE OF                   OWNERSHIP OF
           NAME                           INCORPORATION              VOTING SECURITIES
           ----                           -------------              -----------------
Consolidated Subsidiaries:

  The Wendt-Bristol Company                  Delaware      100% by The Wendt-Bristol Health
   ("Wendt-Bristol")                                       Services Corporation

  Wendt-Bristol Home Health                    Ohio        100% by Wendt-Bristol
   Care Company

  Wendt-Bristol Diagnostics                    Ohio        83.2% by Wendt-Bristol
   Company (1)

  Wendt-Bristol Organizational                 Ohio        100% by Wendt-Bristol
   L.P., Inc. (2)

  1275 Olentangy River Road                    Ohio        Wendt-Bristol is the sole general and
   Limited Partnership (2)                                 limited partner

  Wendt-Bristol Diagnostics                  Delaware      Wendt-Bristol Diagnostics Company is
   Company L.P. (2)                                        the sole general partner

  Consolidated Medical                         Ohio        100% by Wendt-Bristol Home Health
   Services, Inc.                                          Care Company

  CMSI Medco Limited                           Ohio        Consolidated Medical Services is the
   Partnership (2) (3)                                     sole general partner

  American Living Centers, Inc.                Ohio        100% by Wendt-Bristol

  American Care Center, Inc.                   Ohio        100% by American Living Centers, Inc.
   dba Bristol House of Columbus

  Ethan Allen Care Center, Inc.                Ohio        100% by American Living Centers, Inc.
   dba Bristol House of Springfield

  Congress Liquors, Inc.                      Florida      100% by Wendt-Bristol

  Health America, Inc.                         Ohio        100% by Wendt-Bristol Diagnostics
    dba The Wendt-Bristol Center                           Company

American Hospital of Athens, Inc. (3)          Ohio        100% by Health America, Inc.
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(1)  See Item 1.  Business - Medical and Related Services

(2)  Limited partnership

(3)  Inactive

                                      IV-7